Exhibit 99.01

[KEYNOTE LOGO]	Keynote Systems, Inc. 777 Mariners Island Blvd. San Mateo, CA 94404 Phone (640) 403-2400 Fax (650) 403-5500

PRESS RELEASE

Contacts:

Public Relations Dan Berkowitz Keynote Systems, Inc. (650) 403-3305 dberkowitz@keynote.com	Investor Relations Erin Kasenchak Keynote Systems, Inc. (650) 403-3314 erin.kasenchak@keynote.com

Keynote Systems Announces Fourth Quarter and

Fiscal Year 2003 Financial Results

Q4 Fiscal 2003 GAAP Profitability Achieved; Seventh Consecutive Quarter of Positive Cash Flow from Operations

SAN MATEO, California – October 27, 2003 – Keynote Systems, Inc. (Nasdaq: KEYN), today announced financial results for its fourth quarter and fiscal year ended September 30, 2003.

Revenue for the fourth quarter of fiscal year 2003 was $9.5 million, a 1% increase from the preceding quarter and a 2% decrease compared to the fourth quarter in fiscal year 2002. Net income under United States Generally Accepted Accounting Principles (GAAP) for the fourth quarter of fiscal year 2003 was $652,000, or $0.03 per share, compared to a net loss of $1.3 million, or $0.06 per share, for the preceding quarter, and a net loss of $53.9 million, or $1.93 per share, for the fourth quarter a year ago.

Revenue for fiscal year 2003 was $38.3 million, which represented a 1% increase from fiscal year 2002. The GAAP net loss for fiscal year 2003 was $4.7 million, or $0.21 per share, compared to a net loss for fiscal year 2002 of $65.5 million, or $2.35 per share.

The GAAP net loss for the corresponding quarter a year ago and for fiscal year 2002 included a lease termination charge of $52.0 million related to the Company’s headquarters facility.

Keynote generated cash flow from operations for the fourth quarter of fiscal year 2003 of $2.2 million compared to $1.5 million for the preceding quarter of fiscal year 2003 and $519,000 for the fourth quarter a year ago. Cash used for purchases of property, plant and equipment totaled

PRESS RELEASE	Keynote Announces Q4 and Fiscal Year 2003 Results	Page 2

$910,000 for the fourth quarter of fiscal year 2003 compared to $62,000 for the preceding quarter of fiscal year 2003 and $86.0 million for the fourth quarter a year ago, which included $85.7 million for the purchase of the Company’s headquarters facility. We generated free cash flow, defined as cash flow from operations less cash used for purchases of property, plant and equipment, of $1.3 million for the fourth quarter of fiscal year 2003 compared to $1.5 million for the preceding quarter of fiscal year 2003 and we used $85.5 million for the fourth quarter a year ago. The Company believes that free cash flow is an important measure of its performance as it provides investors with an additional method for evaluating its operating performance and liquidity, and reflects the resources available for the Company to invest in acquisitions or to repurchase stock.

“Achieving GAAP profitability for the fourth quarter and our seventh consecutive quarter of positive cash flow from operations are significant milestones for our business. We are proud of the results we have achieved despite a weak economy. I am grateful to all of Keynote’s employees who have worked so hard and long to make this much sought after goal possible. Profitability provides Keynote a significant measure of stability and a platform for growth so we can continue to bring our customers the leading services for improving e-business quality,” said Umang Gupta, chairman and CEO of Keynote. “Our traditional performance measurement services business has exhibited further signs of stabilizing, while the performance management portion of our business has grown to close to 30% of total revenue for the fourth quarter of fiscal year 2003. Our focus on optimizing operational efficiencies and strict expense controls is reflected in our profitability and seventh consecutive quarter of positive cash flow from operations and the $1.3 million of free cash flow that we generated this quarter.”

As of September 30, 2003, Keynote’s total worldwide customer base was approximately 2,200 companies. During the quarter, Keynote averaged a 99% monthly customer retention rate, which was the same as that achieved last quarter, and consistent with historical rates of 95% or better. New customers during the quarter included AON Corporation (NYSE: AON); Barclays Capital, a division of Barclays Bank PLC (NYSE: BCS); Fidelity National Financial (NYSE: FNF); Franklin Templeton Investments (NYSE: BEN); Herbalife International; Homestore Inc. (Nasdaq:HOMS); LoudEye Corporation (Nasdaq:LOUD); MSNBC, a division of Microsoft Corporation (NYSE: MSN); MTVNetworks, a division of Viacom International Inc. (NYSE: VIA),

PRESS RELEASE	Keynote Announces Q4 and Fiscal Year 2003 Results	Page 3

RealNetworks (Nasdaq: RNWK); Shareholder.com; Standard & Poor’s; Trustmark Insurance Company; W.P. Carey and Co., LLC (NYSE: WPC); and World Savings Bank (NYSE: GDW).

Keynote currently provides its services to 80% of the comScore Media Metrix top 50 Web sites and over half of the Fortune 100 companies. As of September 30, 2003, Keynote measured 7,429 URLs, which was down slightly from the preceding quarter.

Other Highlights:

•	Keynote hosted the firm’s 2003 Global Internet Performance Conference (GIPC) in New York city today and launched several new services at the event, including:

o	Keynote Application Perspective®, the industry’s most comprehensive end-to-end monitoring and root cause diagnostics solution for e-business applications at the lowest total cost of ownership;

o	Keynote Performance Scoreboard, a customized portal for the visual management of service level objectives for multi-property, multi-location e-businesses;

o	Keynote PerformanceTune, an outsourced tuning service that combines Keynote’s load testing infrastructure with detailed back-end monitoring to isolate and repair performance bottlenecks;

o	Keynote Test Perspective for Siebel 7, a load testing service that utilizes Keynote’s load-generating infrastructure to help companies validate the performance of their entire Siebel 7 application infrastructure;

o	Keynote Wireless Perspective 3.0, an enhanced version of Keynote’s existing wireless service with support for camera phones, push-to-talk (PTT) and multimedia message services (MMS);

o	Keynote Web Site Perspective Lite Agent Groups, a cost-effective option for outside-in Web page measurements from a broad number of geographic locations.

•	Keynote announced the availability of WebIntegrity version 2.2, an enhanced version of its powerful Web site quality testing service that now includes the ability to trend Web site health over time.

PRESS RELEASE	Keynote Announces Q4 and Fiscal Year 2003 Results	Page 4

•	Keynote announced new web performance management solutions for Retailers, Best Practices for Total Performance Management (TPM) for Retailers, which consists of three new solution-sets targeted at operations, application development and testing personnel within large online retailers.

•	Keynote announced a content relationship with the E-Commerce Times, under which the publication will have the rights to publish the complete results of Keynote’s new Consumer E-Commerce Transaction Index weekly on its Web site.

•	Mirror Image(R) Internet, a leading global e-Business provider of content delivery, streaming media, e-Commerce and Web computing services, and a subsidiary of Xcelera, Inc. (AMEX:XLA), selected Keynote to provide reliable third-party data to validate the performance of its Streaming Media solutions.

•	Keynote issued “Web performance reports” to the local, national and tech media pertaining to the following: Northeast power outage, Blaster Worm and the SoBig virus.

•	Keynote reported that the first six weeks of data from its new Keynote Consumer E-Commerce Transaction Index revealed important inconsistencies and weaknesses in transaction performance among the index members. Results from the index show dramatically varying Web transaction performance and response times leading to the failure, at times, of almost 30 percent of the transactions measured.

Expectations for the First Quarter of Fiscal Year 2004

The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects total revenue to be between $9.3 million and $9.7 million, for the first quarter of fiscal 2004 ending December 31, 2003. Keynote currently expects costs of subscriptions to represent approximately 17%–21% of subscription revenue for the first quarter of fiscal 2004. Keynote currently expects costs of consulting and support services to represent approximately 80%–85% of consulting and support services revenue for the first quarter of fiscal 2004. Total expenses for research and development, sales and marketing, operations, general and administrative, and excess occupancy costs for the first quarter of fiscal 2004 are currently expected to increase by approximately 5% as compared to the fourth quarter of fiscal 2003 quarter, due to expenses associated with Keynote’s 2003 Global Internet Performance Conference. Keynote expects amortization of identifiable intangible assets to be approximately $400,000 for the first quarter of fiscal 2004, absent any additional acquisitions or other extraordinary transactions. Keynote expects interest income, net to be approximately $650,000 for the first quarter of fiscal 2004, absent any additional transactions, and assuming no material changes in interest rates. As of September 30, 2003, Keynote had 18.8 million shares of common stock outstanding. Keynote

PRESS RELEASE	Keynote Announces Q4 and Fiscal Year 2003 Results	Page 5

expects diluted weighted average shares outstanding for the first quarter of fiscal 2004 to be approximately 20 million shares, assuming no additional acquisitions using shares of Keynote stock as the consideration and no other significant transactions involving Keynote’s equity securities. Due to the Company’s loss carry-forward and tax credits, no tax provision is expected in the coming quarter. Keynote expects capital expenditures to be approximately $700,000 for the December quarter of fiscal 2004, absent any acquisition costs or other extraordinary transactions.

Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PDT), today October 27, 2003. The web cast of the call will be available at the Investor section of our web site at www.keynote.com, www.vcall.com, and www.streetevents.com. The replay will be available after the call by telephone by dialing (800) 642-1687, and the pass code is #2729175 or by Web cast at the Investor section of our web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenues, operating expenses, margins and other financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s performance measurement services fluctuates and the extent to which revenue from other service lines, including performance management solutions, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, pricing pressure with respect to Keynote’s services, competition in Keynote’s market, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote’s ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2002, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

PRESS RELEASE	Keynote Announces Q4 and Fiscal Year 2003 Results	Page 6

About Keynote

Founded in 1995, Keynote Systems (Nasdaq “KEYN”), The Internet Performance Authority®, is the worldwide leader in Web performance measurement and management services that improve the quality of e-business. Keynote’s services enable corporate enterprises to monitor, benchmark, test, diagnose and optimize their e-business systems both inside and outside the firewall. Approximately 2,200 corporate IT departments and 17,100 individual subscribers rely on the Company’s easy-to-use and cost-effective services to increase revenues and reduce downtime costs, without requiring additional complex and costly software implementations.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

Keynote, The Internet Performance Authority and Perspective are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2003 Keynote Systems, Inc.

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Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Twelve months ended
	Sept 30	June 30	Sept 30	Sept 30	Sept 30
	2003	2003	2002	2003	2002
Revenue:
Subscription services	$8,385	$8,691	$8,468	$34,484	$34,337
Consulting and support services	1,129	741	1,200	3,778	3,603

Total revenue	9,514	9,432	9,668	38,262	37,940

Expenses:
Costs of subscription services	1,619	1,873	2,595	8,237	11,565
Costs of consulting and support services	793	1,047	777	3,710	3,408
Research and development	1,452	1,744	2,134	7,431	8,942
Sales and marketing	2,135	3,083	4,964	13,696	19,934
Operations	1,262	1,651	1,683	6,319	7,484
General and administrative	1,597	1,602	1,774	6,315	7,218
Excess occupancy costs	275	284	—	1,137	—
Amortization of identifiable intangible assets and stock-based compensation	371	413	524	1,611	1,527
Lease termination charge	—	—	52,028	—	52,028
In-process research and development charge	—	—	—	—	200

Total expenses	9,504	11,697	66,479	48,456	112,306

Income (Loss) from operations	10	(2,265)	(56,811)	(10,194)	(74,366)

Interest income and other, net	642	1,002	2,935	5,469	11,999

Income (Loss) before provision for income taxes and the cumulative effect of a change in accounting principle	652	(1,263)	(53,876)	(4,725)	(62,367)

Provision for income taxes	—	—	—	—	—

Net income (loss) before cumulative effect of change in accounting principle	652	(1,263)	(53,876)	(4,725)	(62,367)

Cumulative effect of a change in accounting principle	—	—	—	—	(3,160)

Net income (loss)	$652	$(1,263)	$(53,876)	$(4,725)	$(65,527)

Income (Loss) per share:
Basic	$0.03	$(0.06)	$(1.93)	$(0.21)	$(2.35)
Diluted	$0.03	$(0.06)	$(1.93)	$(0.21)	$(2.35)

Weighted average common shares outstanding used:
Basic	18,750	20,831	27,896	22,080	27,864
Diluted	19,877	20,831	27,896	22,080	27,864

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30, 2003	September 30, 2002
Assets
Current assets:
Cash and cash equivalents	$23,242	$20,874
Short-term investments	136,972	218,413

Total cash, cash equivalents and short-term investments	160,214	239,287
Accounts receivable, net	4,349	4,820
Prepaid and other current assets	1,506	1,347

Total current assets	166,069	245,454

Property and equipment, net	33,928	37,468
Goodwill, net	195	—
Identifiable intangible assets, net	2,176	2,859

Total assets	$202,368	$285,781

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$654	$1,014
Accrued expenses	7,077	8,191
Deferred revenue	4,357	5,121

Total current liabilities	12,088	14,326

Total liabilities	12,088	14,326

Stockholders’ equity:
Common stock	19	28
Treasury stock	(29)	(6,990)
Additional paid-in capital	331,912	413,684
Deferred compensation	—	(31)
Accumulated deficit	(142,056)	(137,331)
Accumulated other comprehensive income	434	2,095

Total stockholders’ equity	190,280	271,455

Total liabilities and stockholders’ equity	$202,368	$285,781

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended			Twelve months ended
	Sept 30	June 30	Sept 30	Sept 30	Sept 30
	2003	2003	2002	2003	2002
Cash flows from operating activities:
Net income (loss)	$652	$(1,263)	$(53,876)	$(4,725)	$(65,527)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,594	1,472	1,926	6,418	7,887
Amortization of deferred stock-based compensation	1	3	166	31	421
Amortization of intangible assets	370	410	358	1,580	1,106
Amortization of debt investment premium	804	866	357	3,765	2,343
Cumulative effect of a change in accounting principle	—	—	—	—	3,160
In-process research and development charge	—	—	—	—	200
Lease termination charge	—	—	52,028	—	52,028
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable, net	(41)	(311)	526	319	3,121
Prepaids and other assets	(264)	1,693	(628)	1,355	2,114
Accounts payable, accrued expenses and accrued
excess facility costs	(767)	(855)	199	(2,076)	(5,161)
Deferred revenue	(185)	(488)	(537)	(627)	(598)

Net cash provided by operating activities	2,164	1,527	519	6,040	1,094

Cash flows from investing activities:
Purchase of headquarter’s building	—	—	(85,741)	—	(85,741)
Purchase of other property and equipment	(910)	(62)	(248)	(2,512)	(3,249)
Purchase of businesses and assets	(309)	—	—	(234)	(2,194)
Purchases / (Sales) of short-term investments, net	6,366	23,733	(24,075)	74,184	(11,254)

Net cash provided by (used in) investing activities	5,147	23,671	(110,064)	71,438	(102,438)

Cash flows from financing activities:
Repayments of notes payable and capital lease	—	—	(37)	—	(830)
Proceeds from issuance of common stock, net of issuance costs	1,200	1,615	435	4,088	1,882
Repurchase of outstanding common stock	(28)	(40,632)	(6,109)	(79,198)	(8,065)
Use of restricted cash for purchase of headquarter’s building	—	—	85,000	—	85,000

Net cash provided by (used in) financing activities	1,172	(39,017)	79,289	(75,110)	77,987

Net increase (decrease) in cash and cash equivalents	8,483	(13,819)	(30,256)	2,368	(23,357)
Cash and cash equivalents at beginning of the period	14,759	28,578	51,130	20,874	44,231

Cash and cash equivalents at end of the period (1)	$23,242	$14,759	$20,874	$23,242	$20,874

(1)	Excludes $137.0 million, $144.7 million and $218.4 million of short-term investments at September 30, 2003, June 30, 2003 and September 30, 2002, respectively.

Keynote Systems, Inc. and Subsidiaries

Revenue Metrics

(In thousands)

(Unaudited)

	Three months ended				Twelve months ended
	Dec 31	March 31	June 30	Sept 30	Sept 30

	2002	2003	2003	2003	2003
Performance Measurement Services	7,595	7,237	7,247	6,886	28,965
Performance Management Solutions	2,163	2,321	2,185	2,628	9,297

Total Revenue	$9,758	$9,558	$9,432	$9,514	$38,262

	2001	2002	2002	2002	2002
Performance Measurement Services	8,258	7,898	7,822	7,653	31,631
Performance Management Solutions	1,331	1,311	1,652	2,015	6,309

Total Revenue	$9,589	$9,209	$9,474	$9,668	$37,940

	2000	2001	2001	2001	2001
Performance Measurement Services	12,525	11,507	10,259	8,699	42,990
Performance Management Solutions	493	520	810	816	2,639

Total Revenue	$13,018	$12,027	$11,069	$9,515	$45,629